UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 9, 2023

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor
New York, New York 10019
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GNL	New York Stock Exchange
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	GNL PR A	New York Stock Exchange
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR B	New York Stock Exchange
7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR D	New York Stock Exchange
7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR E	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Equity Distribution Agreement

On November 9, 2023, Global Net Lease, Inc. (the “Company”) entered into amendment no. 9 (the “Amendment”) to the Equity Distribution Agreement governing the Company’s “at-the-market” equity offering program for its common stock, dated February 28, 2019, as previously amended on May 9, 2019, June 21, 2019, November 12, 2019, March 19, 2021, November 5, 2021, February 25, 2022, August 5, 2022 and November 4, 2022 (as amended, the “Equity Distribution Agreement”), among the Company and Global Net Lease Operating Partnership, L.P. (the “Operating Partnership”), on the one hand, and BMO Capital Markets Corp., KeyBanc Capital Markets Inc., B. Riley Securities, Inc., Capital One Securities, Inc., Citizens JMP Securities, LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc., Huntington Securities, Inc., Mizuho Securities USA LLC, Barclays Capital Inc., SG Americas Securities, LLC, Ladenburg Thalmann & Co. Inc., UBS Securities LLC and Synovus Securities, Inc. (collectively, the “Agents”) in order to revise the list of agents under the program to include Truist Securities, Inc. and remove Comerica Securities, Inc. and update the provision regarding notice accordingly.

Certain of the Agents or their affiliates are or have been lenders under the Company’s credit facility and other loans, bookrunners on the Company’s senior debt offerings and preferred stock offerings, agents under the Company’s “at-the-market” equity offering programs for its preferred stock or counterparties with respect to certain of the Company’s derivative contracts. In addition, certain of the Agents or their affiliates have acted as advisors to the Company and to certain affiliates of the Company in connection with the recently closed merger between the Company and The Necessity Retail REIT, Inc.

A copy of the Amendment is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Amendment in this Item 1.01 is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

*(d)	Exhibits

Exhibit No.	Description
1.1	Amendment No. 9, dated as of November 9, 2023, to Equity Distribution Agreement, dated February 28, 2019, by and among Global Net Lease, Inc., Global Net Lease Operating Partnership, L.P., BMO Capital Markets Corp., KeyBanc Capital Markets Inc., B. Riley Securities, Inc., Capital One Securities, Inc., Citizens JMP Securities, LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc., Huntington Securities, Inc., Mizuho Securities USA LLC, Barclays Capital Inc., SG Americas Securities, LLC, Ladenburg Thalmann & Co. Inc., UBS Securities LLC and Synovus Securities, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL NET LEASE, INC.

Date: November 9, 2023	By:	/s/ James L. Nelson
Name: James L. Nelson
Title: Co-Chief Executive Officer and President